UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2019

AMERIGAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 North Gulph Road King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 337-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Units representing limited partner interests	APU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 21, 2019, AmeriGas Partners, L.P. (the “Partnership”) completed its merger with AmeriGas Propane Holdings, LLC (“Merger Sub”), an indirect, wholly owned subsidiary of UGI Corporation (“UGI”), with the Partnership surviving the Merger and becoming an indirect, wholly owned subsidiary of UGI (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of April 1, 2019 (the “Merger Agreement”), by and among the Partnership, UGI, AmeriGas Propane Holdings, Inc. (“Holdings”), Merger Sub and AmeriGas Propane, Inc., the general partner of the Partnership (the “General Partner”). As a result of the Merger, UGI acquired all of the outstanding common units representing limited partnership interests in the Partnership (the “Common Units”) not already held by UGI or one of its subsidiaries (the “Public Common Units”).

Pursuant to the Merger Agreement, each Public Common Unit was automatically converted at the effective time of the Merger into the right to receive, at the election of each holder of Public Common Units, but subject to any applicable withholding tax and the proration pursuant to the Merger Agreement, one of the following forms of consideration (collectively, the “merger consideration”): (i) 0.6378 (the “Share Multiplier”) shares of UGI common stock (“UGI Shares”); (ii) $7.63 in cash, without interest, and 0.500 UGI Shares; or (iii) $35.325 in cash, without interest. In each case, cash in lieu of any fractional UGI Shares, without interest, will be paid.

Under the Merger Agreement, each unvested award of a performance unit (an “AmeriGas Performance Unit”), other than an AmeriGas Performance Unit or portion thereof that was eligible to be earned based on the Partnership’s total unitholder return over a designated performance period subject to any applicable modifier (each, an “AmeriGas TUR Unit”), outstanding immediately prior to the completion of the Merger was, as of the effective time of the Merger, automatically cancelled and converted into a number of cash-settled performance-based restricted stock units relating to UGI Shares determined by multiplying the number of AmeriGas Performance Units subject to such award by the Share Multiplier.

Each unvested award of an AmeriGas TUR Unit outstanding immediately prior to the completion of the Merger was, as of the effective time of the Merger, automatically cancelled and converted into a number of cash-settled restricted stock units relating to UGI Shares determined by multiplying (i) the target number of AmeriGas TUR Units subject to such award, by (ii) the Share Multiplier, and (iii) the TUR Performance Multiplier. The “TUR Performance Multiplier” will be equal to the greater of 100% or such percentage as is determined in accordance with the terms of the applicable award agreement governing the applicable AmeriGas TUR Units.

Each unvested award of a restricted Common Unit issued under the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on behalf of AmeriGas Partners, L.P., as amended (the “AmeriGas LTIP” and each such award, an “AmeriGas Restricted Unit”) outstanding immediately prior to the completion of the Merger was, as of the effective time of the Merger, automatically cancelled and converted into a number of cash-settled restricted stock units relating to UGI Shares determined by multiplying the number of AmeriGas Restricted Units subject to such award by the Share Multiplier.

Each outstanding award of a phantom unit relating to a Common Unit issued under an AmeriGas LTIP (each, an “AmeriGas Phantom Unit” and together with the AmeriGas Performance Units, AmeriGas TUR Units and AmeriGas Restricted Units, the “AmeriGas LTIP Awards”) outstanding immediately prior to the completion of the Merger was, as of the effective time of the Merger, cancelled and converted into a number of cash-settled restricted stock units relating to UGI Shares determined by multiplying the number of AmeriGas Phantom Units subject to such award by the Share Multiplier.

Pursuant to the Merger Agreement, the General Partner’s 1% economic general partner interest in the Partnership, including its incentive distribution rights, was converted into (i) 10,615,711 Common Units, which remain outstanding as limited partnership interests in the Partnership, and (ii) a non-economic general partner interest in the Partnership, which also remains outstanding after the Merger. The Common Units owned by the General Partner that were issued and outstanding immediately prior to the completion of the Merger were unaffected by the Merger and remain outstanding as limited partnership interests in the Partnership.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission (the “SEC”) on April 2, 2019 and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the completion of the Merger, the New York Stock Exchange (the “NYSE”) was notified on August 21, 2019 that each Common Unit issued and outstanding immediately prior to the effective time of the Merger, other than those held by the General Partner, was converted in the Merger into the right to receive the merger consideration, subject to the terms and conditions of the Merger Agreement. The Partnership requested that the NYSE file a notification of removal from listing on Form 25 with the SEC to delist the Common Units from the NYSE and to deregister the Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Units will be suspended from trading on the NYSE prior to the opening of trading on August 22, 2019.

Item 3.03.	Material Modification to the Rights of Security Holders.

To the extent applicable, the information included under Item 2.01 and Item 3.01 above and Item 5.03 below is incorporated into this Item 3.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, at the effective time of the merger, Brian R. Ford, John R. Hartmann, Frank S. Hermance, William J. Marrazzo, Anne Pol, Pedro A. Ramos, Marvin O. Schlanger and K. Richard Turner (the “Resigning Directors”) resigned as members of the board of directors of the General Partner (the “Board”). The decision of each Resigning Director to resign as a member of the Board was not the result of any disagreement with the General Partner, the Partnership or UGI on any matter relating to the operations, internal controls, policies or practices of the General Partner, the Partnership or UGI, and was solely as a result of the Merger.

Also in connection with the Merger, the remaining directors of the Board elected Monica M. Gaudiosi and Ted J. Jastrzebski to become, effective immediately after the effective time of the Merger, members of the Board to fill vacancies created by the Resigning Directors.

Monica M. Gaudiosi is Vice President (since 2012), General Counsel (since 2015) and Secretary (since 2012) of the General Partner. Ms. Gaudiosi is also Vice President, General Counsel and Secretary of UGI, the General Partner’s parent company, and UGI Utilities, Inc., an affiliate of the General Partner (since 2012). Prior to joining the General Partner, Ms. Gaudiosi served as Senior Vice President and General Counsel (2007 to 2012) and Senior Vice President and Associate General Counsel (2005 to 2007) of Southern Union Company. Prior to joining Southern Union Company in 2005, Ms. Gaudiosi held various positions with General Electric Capital Corporation (1997 to 2005). Before joining General Electric Capital Corporation, Ms. Gaudiosi was an associate at the law firms of Hunton & Williams (1994 to 1997) and Sutherland, Asbill & Brennan (1988 to 1994). There are no transactions between Ms. Gaudiosi and the Partnership that would be required to be reported under Item 404(a) of Regulation S-K.

Ted J. Jastrzebski is the Chief Financial Officer (since May 2018) of UGI, the General Partner’s parent company. From 2013 until 2018, Mr. Jastrzebski served as Executive Vice President and Chief Financial Officer of Qurate Retail Group, which is comprised of QVC, HSN, Cornerstone Brands, and Zulily. Previously, Mr. Jastrzebski held various positions at The Hershey Company, including Senior Vice President and President, Hershey Americas (2011 to 2013), Senior Vice President and President, Hershey International (2007 to 2010) and Vice President, Finance, Hershey International (2004 to 2007). Mr. Jastrzebski also served as Senior Vice President, Finance, IT and Administration and Chief Financial Officer of CARE (2002 to 2004) and as Vice President and Chief Financial Officer of Project Hope (1999 to 2002). There are no transactions between Mr. Jastrzebski and the Partnership that would be required to be reported under Item 404(a) of Regulation S-K.

Accordingly, following the completion of the Merger, the Board consists of John L. Walsh, Hugh J. Gallagher, Roger Perreault, Monica M. Gaudiosi and Ted. J. Jastrzebski (the “Post-Closing Board”). The executive officers of the General Partner immediately prior to the effective time of the Merger will continue to serve as the executive officers of the General Partner after the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 5.03 by reference.

On August 21, 2019, the Partnership filed a Certificate of Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) to effectuate the Merger. Immediately thereafter, the General Partner, as the general partner of the Partnership and on behalf of Holdings, the other remaining limited partner in the Partnership, executed that certain Amendment No. 3 to Fourth Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of August 21, 2019 (the “LPA Amendment”), which took effect immediately. The LPA Amendment amends the Fourth Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P. to reflect the conversion in the Merger of the General Partner’s economic general partner interest in the Partnership into 10,615,711 Common Units and a non-economic general partner interest in the Partnership.

Immediately following the completion of the Merger on August 21, 2019, the Post-Closing Board adopted and approved the Amended and Restated Bylaws of AmeriGas Propane, Inc. (the “Amended and Restated Bylaws”) in order to effectuate certain changes related to the fact that following the Merger the Partnership is an indirect, wholly owned subsidiary of UGI.

The foregoing descriptions of the Certificate of Merger, LPA Amendment and Amended and Restated Bylaws are not complete and are subject to and qualified in their entirety by reference to the Certificate of Merger, LPA Amendment and Amended and Restated Bylaws, respectively, which are attached as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On August 21, 2019, the Partnership and UGI issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated as of April 1, 2019, by and among UGI Corporation, AmeriGas Propane Holdings, Inc., AmeriGas Propane Holdings, LLC, AmeriGas Partners, L.P. and AmeriGas Propane, Inc. (incorporated by reference to the Current Report on Form 8-K of the Partnership filed with the SEC on April 2, 2019).

3.1	Certificate of Merger of AmeriGas Propane Holdings, LLC into AmeriGas Partners, L.P., effective as of August 21, 2019.

3.2	Amendment No. 3 to Fourth Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P. dated as of August 21, 2019.

3.3	Amended and Restated Bylaws of AmeriGas Propane, Inc., dated as of August 21, 2019.

99.1	Press Release, dated August 21, 2019.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

*	Schedules and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

AMERIGAS PARTNERS, L.P.

Date: August 21, 2019	By:	/s/ Monica M. Gaudiosi
Monica M. Gaudiosi
Vice President and General Counsel, Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.